AMENDMENT No. 6 TO THE LOAN AGREEMENT

This Amendment No. 6 ("**Amendment**") to the Loan Agreement (as defined below) is entered into as of October 6, 2024 ("**Effective Date**") by and between **Xylo Technologies Ltd.** (f/k/a Medigus Ltd.), having its principal offices at 10 HaNechoshet St.,Tel Aviv, Israel (the "**Lender**"), and **Gix Internet Ltd.** (f/k/a Algomizer Ltd.), a company organized under the laws of the State of Israel, with principal offices at 3 HaNechoshet St.,Tel Aviv, Israel (the **"Borrower"**). Each of the Lender and the Borrower shall be referred to herein as **"party"** and together as the **"Parties"**.

WHEREAS, the Parties have entered into a loan agreement, dated October 12, 2021 (the "**Loan Agreement**"), as amended by (i) the 1st amendment dated August 25, 2022; (2) the 2nd amendment dated August 29, 2023; (3) the 3rd amendment dated November 8, 2023 (the "**Third Amendment**"); (4) the 4th amendment dated January 1, 2024; and (5) the 5th amendment dated August 22, 2024 (together, the "**Amendments**"); and

WHEREAS, the outstanding amount of the Loan Amount (as defined under the Loan Agreement), as of June 30, 2024, is NIS 3,000,000 (without interest);

WHEREAS, the Parties wish to increase the New Remaining Loan Amount as defined under the Third Amendment, by an amount of NIS 150,000.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereto agree as follows:

1. **Definitions**. All capitalized terms used herein, not otherwise defined, shall have the meaning set forth in the Loan Agreement or the Amendments.

2. **Amendments**.
   2.1 The Remaining Loan Amount shall increase by an amount of NIS 150,000, such that the New Remaining Loan Amount (as defined under the Third Amendment will be NIS 3,150,000.

3. **No Further Amendments**. Other than as set forth herein, all terms and conditions set forth in the Loan Agreement and the Amendments shall remain without change, binding and of full force and effect.

4. **Miscellaneous**. This Amendment shall be governed and construed by the terms and conditions set forth in the Loan Agreement. In any event of a conflict between the terms contained in this Amendment and the Loan Agreement or the First Amendment, the terms contained in this Amendment shall govern.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Loan Agreement to be executed by their duly authorized representatives effective as of the Effective Date.

Xylo Technologies Ltd.

Signed by:
Tali Diner
43BF8CC0C5274C7...

By: Tali Dinar
Title: CFO
Date: 06/10/2024

Gix Internet Ltd.

Signed by:
73E29CEA0A13414...

Signed by:
93147176E4CF462...

By: Amihay Hadad , Amitay Weiss
Title: CFO CEO
Date: 06/10/2024